FOR IMMEDIATE RELEASE

Contact:

Press Contact:	Investor Contact:
Michael Beckerman Beckerman Public Relations 908-781-6420 michael@beckermanpr.com	Gerard H. Sweeney Christopher P. Marr Brandywine Realty Trust 610-325-5600 info@brandywinerealty.com

Brandywine Realty Trust Announces First Quarter 2006 Earnings

PLYMOUTH MEETING, PA, May 2, 2006– Brandywine Realty Trust (NYSE:BDN) announced today that diluted funds from operations (FFO) was $55.2 million or $0.59 per share for the first quarter of 2006 compared to $36.3 million or $0.63 per share for the first quarter of 2005. FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

Diluted earnings (loss) per share (EPS) was $(0.05) for the first quarter of 2006, a decrease of $0.18 per share as compared to $0.13 for the first quarter of 2005. Net income (loss) was $(2.6) million for the first quarter, a decrease of $12.0 million, as compared to $9.4 million for the first quarter of 2005. A significant contribution to the change in net income in the first quarter of 2006 as compared to the first quarter of 2005 is the $31.9 million increase in depreciation and amortization expense. This increase is primarily the result of the depreciation/amortization of the tangible and intangible assets acquired in connection with the January 5, 2006 Prentiss transaction.

Brandywine President and Chief Executive Officer, Gerard H. Sweeney, commented, "We are pleased to report our first quarterly results following the closing of the Prentiss transaction. Integration efforts continue to progress according to our plan. Our combined operating team is off to a great start and we are pleased with the performance of our combined portfolio in the first quarter. Net positive absorption and high tenant retention are strong indications that we have focused on both integration and our business plan at the same time.”

Brandywine Realty Trust Summary Portfolio Performance

•	FFO payout ratio was 74.7% for the quarter
•	Quarterly rental rate growth on renewals increased 0.6% on a straight-line basis
•	Quarterly retention rate was 78.3%
•	Portfolio was 90.0% occupied and 91.7% leased as of March 31, 2006
•	Leases expired or were terminated for approximately 1,136,000 square feet during the quarter
•	Leases were renewed for approximately 889,000 square feet during the quarter
•	New leases were signed for approximately 349,000 square feet during the quarter

401 Plymouth Road, Suite 500 • Plymouth Meeting, PA 19462	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

Distributions

On March 15, 2006, the Board of Trustees declared a regular quarterly dividend distribution of $0.42 per common share that was paid April 17, 2006 to shareholders of record as of April 5, 2006. This was in addition to the Company’s previously announced pro-rata dividend for the period January 1 to January 4, 2006 of $0.02 per common share that was paid on January 17, 2006 to shareholders of record as of January 4, 2006 in connection with the Company’s merger with Prentiss Properties Trust. The Company’s total first quarter dividend amount of $0.44 per common share is consistent with the amount of previously paid quarterly dividends in 2005. The Company also declared its dividend for the first quarter of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that was paid on April 17, 2006 to holders of record of the Series C and Series D Preferred Shares as of March 30, 2006.

Share Repurchase Program

The Company announced that its Board of Trustees has approved an increase in the Company’s share repurchase program. As increased, the Company may purchase up to 3,500,000 common shares. Repurchases may be made from time to time in the open market or in privately negotiated transactions, subject to market conditions and in compliance with legal requirements. The Board authorization does not contain any time limitation and does not obligate the Company to repurchase any shares. The Company may discontinue the program at any time.

“As we assessed our capital deployment opportunities, we concluded that it was prudent to have the flexibility to invest a portion of the proceeds from our asset disposition strategy into a share buyback program. The Board’s authorization to increase our existing program to a total of 3.5 million shares, along with our development and acquisition programs, will provide us with viable capital deployment alternatives.  We maintain our commitment to our fixed income investors and will prudently allocate capital to ensure our improving credit profile,” Mr. Sweeney said.

2006 Financial Outlook

The Company’s 2006 financial outlook continues to be predicated upon the following key and variable assumptions:

•	The historic Brandywine same-store portfolio to achieve the following percentage changes from 2005 results:
–	GAAP rents and reimbursements (not including termination fees) to increase 1.25% to 1.75%
–	Net operating income to decline 0.5% to 2.0%
–	Average occupancy to range from unchanged to an increase of 1.0%

The Company’s expected contribution from the Prentiss acquisition is a result of the following:

•	Property level average occupancy to grow 2.5% to 3.0% from year end 2005 levels and cash rents to decline 3.0% to 7.0% from their previous levels
•	A stabilized addition to our G&A of $10 million, inclusive of synergies in connection with the merger

In addition to these operating expectations, the Company’s financial forecast includes the following key and variable development and acquisition/disposition assumptions:

•	Completion of the previously announced development and re-development projects
•	Net dispositions of approximately $150-200 million during the balance of 2006

These estimates may be positively or negatively impacted primarily by the timing and terms of property leases, and actual operating expenses and interest rates as compared to our forecast.

Based on these key assumptions, we affirm our guidance from our February 23, 2006 press release and expect our full year 2006 EPS to be $(0.05) to $0.03 and FFO per share to be $2.50 to $2.58.

We are introducing second quarter 2006 guidance and expect FFO per share to be $0.58 to $0.60 and EPS to be $(0.06) to $(0.04). These estimates may be positively or negatively impacted primarily by the timing and terms of property leases, and actual operating expenses and interest rates as compared to our forecast.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company’s ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company’s tenants compete.

Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report for the year ended December 31, 2005. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)
FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company’s view, they are not indicative of the results from the Company’s property operations. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)
Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

First Quarter Earnings Call and Supplemental Information Package

Brandywine President and CEO, Gerard H. Sweeney, will be hosting a conference call on Wednesday, May 3, 2006 at 10:30 a.m. EDT. The conference call can be accessed by calling 1-888-889-5602. After the conference, a taped replay of the call can be accessed 24 hours a day through Wednesday, May 17, 2006 by calling 1-877-519-4471 – access code 7234137. In addition, the conference call can be accessed via a web cast located on the Company’s website at www.brandywinerealty.com.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of first quarter earnings. The Supplemental Information package is available through the Company’s website at www.brandywinerealty.com.

The Supplemental Information package can be found in the “Investor Relations – Financial Reports” section of the web page.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN), with headquarters in Plymouth Meeting, Pa., is one of the largest full-service, completely integrated real estate companies in the United States. Organized as a real estate investment trust (REIT), Brandywine owns, manages or has ownership interest in office and industrial properties aggregating 46 million square feet.

For more information, visit Brandywine’s website at www.brandywinerealty.com.

# # #

Note: Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 31, 2006	December 31, 2005

ASSETS
Real estate investments:
Operating properties	$4,700,378	$2,560,061
Accumulated depreciation	(436,481)	(390,333)

	4,263,897	2,169,728
Construction-in-progress	296,049	273,240
Land held for development	142,263	98,518

	4,702,209	2,541,486

Cash and cash equivalents	36,301	7,174
Escrowed cash	20,345	18,497
Accounts receivable, net	24,786	12,874
Accrued rent receivable, net	54,129	47,034
Investment in marketable securities	189,775	—
Assets held for sale	22,735	—
Investment in real estate ventures	79,055	13,331
Deferred costs, net	44,873	37,602
Intangible assets, net	364,606	78,097
Other assets	62,064	49,649

Total assets	$5,600,878	$2,805,744

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable	$915,454	$494,777
Borrowings under credit facilities	100,000	90,000
Unsecured senior notes, net of discounts	2,047,584	936,607
Accounts payable and accrued expenses	86,358	52,635
Distributions payable	42,091	28,880
Tenant security deposits and deferred rents	38,346	20,953
Acquired lease intangibles, net	108,075	34,704
Other liabilities	16,593	4,466
Mortgage note payable and other liabilities held for sale	14,125	—

Total liabilities	3,368,626	1,663,022

Minority interest	140,388	37,859

Beneficiaries’ equity:
Preferred shares – Series C	20	20
Preferred shares – Series D	23	23
Common shares	909	562
Additional paid-in capital	2,395,531	1,369,913
Cumulative earnings	410,639	413,281
Accumulated other comprehensive (income) loss	846	(3,169)
Cumulative distributions	(716,104)	(675,767)

Total beneficiaries’ equity	2,091,864	1,104,863

	2,232,252	1,142,722

Total liabilities and beneficiaries’ equity	$5,600,878	$2,805,744

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended

	March 31, 2006	March 31, 2005

Revenue
Rents	$143,407	$81,228
Tenant reimbursements	17,970	12,082
Other	4,387	6,016

Total revenue	165,764	99,326

Operating Expenses
Property operating expenses	48,982	29,879
Real estate taxes	16,850	9,657
Depreciation and amortization	60,334	28,435
Administrative expenses	8,490	4,752

Total operating expenses	134,656	72,723

Operating income	31,108	26,603

Other income (expense)
Interest income	2,650	378
Interest expense	(40,967)	(17,797)
Equity in income of real estate ventures	965	558

Income (loss) before minority interest	(6,244)	9,742
Minority interest – partners’ share of consolidated real estate ventures	286	—
Minority interest attributable to continuing operations – LP units	362	(327)

Income (loss) from continuing operations	(5,596)	9,415

Discontinued operations:
Income from discontinued operations	3,283	—
Minority interest – partners’ share of consolidated real estate venture	(187)
Minority interest attributable to discontinued operations – LP units	(142)	—

	2,954	—

Net income (loss)	(2,642)	9,415

Income allocated to Preferred Shares	(1,998)	(1,998)

Income (loss) allocated to Common Shares	$(4,640)	$7,417

PER SHARE DATA
Basic income (loss) per Common Share	$(0.05)	$0.13

Basic weighted-average shares outstanding	89,299,967	55,441,773

Diluted income (loss) per Common Share	$(0.05)	$0.13

Diluted weighted-average shares outstanding	89,742,981	55,682,792

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended

	3/31/06	3/31/05

Reconciliation of Net Income to Funds from Operations (FFO):
Net income (loss)	$(2,642)	$9,415

Add (deduct):
Minority interest attributable to continuing operations – LP units	(362)	327
Minority interest attributable to discontinued operations – LP units	142	—

Income (loss) before net gains on sale of interests in real estate and minority interest	(2,862)	9,742

Add:
Depreciation:
Real property	32,002	20,924
Company's share of unconsolidated real estate ventures	1,515	354
Partners’ share of consolidated real estate ventures	(1,657)	—
Amortization of leasing costs (includes acquired intangibles)	28,204	7,232
Perpetual Preferred Share distributions	(1,998)	(1,998)

Funds from operations (FFO)	$55,204	$36,254

FFO per share – fully diluted	$0.59	$0.63

Weighted-average shares/units outstanding – fully diluted	93,761,849	57,743,873

EPS – diluted	$(0.05)	$0.13

Weighted-average shares outstanding – fully diluted	89,742,981	55,682,792

Dividend per Common Share	$0.44	$0.44

Payout ratio of FFO (Dividend per Common Share divided by FFO per Share)	74.7%	70.1%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
FFO	$55,204	$36,254

Add (deduct):
Rental income from straight-line rents	(7,696)	(3,275)
Deferred market rental income	(1,939)	(505)
Amortization:
Deferred financing costs	479	481
Deferred compensation costs	776	692
Second generation capital expenditures (1):
Building improvements (2)	(1,285)	—
Tenant improvements	(7,768)	(6,637)
Lease commissions	(980)	(916)

Cash available for distribution	$36,791	$26,094

Weighted-average shares/units outstanding – fully diluted	93,761,849	57,743,873

Dividend per Common Share	$0.44	$0.44

Cash flows from:
Operating activities	$52,810	$26,621
Investing activities	(862,066)	(48,873)
Financing activities	838,383	22,379

(1)	Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).
(2)	Building improvements and tenant improvements are combined for all periods prior to 3/31/06.

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – QUARTER
(unaudited and in thousands)

Of the 319 Properties owned by the Company as of March 31, 2006, a total of 241 Properties (“Same Store Properties”) containing an aggregate of 18.2 million net rentable square feet were owned for the entire three-month periods ended March 31, 2006 and 2005. Average occupancy for the Same Store Properties was 90.9% during 2006 and 91.3% during 2005. The following table sets forth revenue and expense information for the Same Store Properties:

	Quarter Ended March 31,		Dollar Variance	Percent Variance

	2006	2005

Revenue
Rents (a)	$79,201	$79,305	$(104)	-0.1%
Tenant reimbursements	11,365	11,917	(552)	-4.6%
Other (b)	1,208	4,627	(3,419)	-73.9%

	91,774	95,849	(4,075)	-4.3%

Operating expenses
Property operating expenses	29,302	30,330	(1,028)	-3.4%
Real estate taxes	9,351	8,734	617	7.1%

	38,653	39,064	(411)	-1.1%

Net operating income	$53,121	$56,785	$(3,664)	-6.5%

(a)	Includes straight-line rental income of $2,968 for 2006 and $2,835 for 2005
(b)	Includes net termination fee income of $482 for 2006 and $4,020 for 2005

The following table is a reconciliation of Net Income to Same Store net operating income:

	Quarter Ended March 31,

	2006	2005

Net Income (loss)	$(2,642)	$9,415
Add/(deduct):
Interest income	(2,650)	(378)
Interest expense	40,967	17,797
Equity in income of real estate ventures	(965)	(558)
Depreciation and amortization	60,334	28,435
Minority interest – partners’ share of consolidated real estate ventures	(286)	—
Minority interest attributable to continuing operations – LP units	(362)	327
Income from discontinued operations	(2,954)	—

Consolidated net operating income (loss)	91,442	55,038
Less: Net operating income of non same store properties	(41,250)	691
Less: Eliminations and non-property specific net operating income (loss)	2,929	1,056

Same Store net operating income (loss)	$53,121	$56,785